Vocus Announces Results for Third Quarter 2013
Better Than Expected EPS and Strong Growth of the Marketing Suite Highlight Quarterly Results

Beltsville, MD: October 22, 2013 – Vocus, Inc. (NASDAQ: VOCS), a leading marketing cloud provider, announced today financial results for the third quarter ended September 30, 2013.

“The third quarter marked an important step forward in our move up-market and transition from providing stand-alone point products to selling a comprehensive, digital marketing suite for mid-sized organizations,” said Rick Rudman, President and CEO of Vocus, Inc.  “While our guidance today reflects a more tempered outlook due to the discontinuance of our Small Business Edition and recent pricing and packaging changes, we are very pleased to see strong growth in Q3 of our digital marketing suite on higher average selling prices as well as another quarter of consistent performance for our PR products. ”

Financial Highlights

•	GAAP revenue for the third quarter of 2013 was $46.6 million, a 3% increase over the comparable period in 2012.

•	GAAP loss from operations for the third quarter of 2013 was $(3.3) million, compared to $(3.4) million for the comparable period in 2012.

•	Non-GAAP income from operations for the third quarter of 2013 was $2.5 million, compared to $3.9 million for the comparable period in 2012.

•	GAAP net loss for the third quarter of 2013 was $(3.9) million or $(0.19) per diluted share, compared to $(3.8) million or $(0.20) per diluted share for the comparable period in 2012.

•	Non-GAAP net income for the third quarter of 2013 was $1.9 million or $0.08 per diluted share, compared to $3.5 million or $0.14 per diluted share for the comparable period in 2012.

•	Total deferred revenue as of September 30, 2013 was $76.1 million compared to $68.1 million at September 30, 2012.

Business Highlights

•	Ended the quarter with 17,484 total active annual subscription customers compared to 15,131 active annual subscription customers as of September 30, 2012.

•	Signed subscription agreements with new and existing customers including Adeptia, Dish Network, Dole Packaged Foods, Eurotalk, GoDaddy, Investor’s Business Daily, Kunzler, Lululemon Athletica, Mila Publishing, National Cancer Institute, SimplifyMD, US Environmental Protection Agency, University of Maryland and Valeo.

•	Released major updates to PRWeb which integrate new social tags for Twitter and Google+, making PRWeb content more accessible and robust in the ever changing world of social media.

•	Announced that Mark Gambill, who previously held executive roles at CDW, Dell and Home Depot, joined the company as Chief Marketing Officer.

Guidance

Vocus is providing, for the first time, guidance for the fourth quarter and revising guidance for the full year 2013 based on information as of October 22, 2013:

•	For the fourth quarter of 2013, revenue is expected to be in the range of approximately $45.1 million to $45.5 million. Non-GAAP EPS is expected to be in the range of $0.03 to $0.04 assuming an estimated non-GAAP weighted average 24.2 million diluted shares outstanding and an estimated tax provision of $400,000. The estimated non-GAAP weighted average diluted shares outstanding assume 3.0 million common shares from the conversion of the Series A redeemable convertible preferred stock. Non-GAAP adjustments are expected to be $0.28 per share. GAAP EPS is expected to be in the range of $(0.25) to $(0.24) assuming an estimated weighted average 20.1 million basic and diluted shares outstanding.

•	For the full year of 2013, revenue is expected to be in the range of $184.6 million to $185.0 million. Non-GAAP diluted EPS is expected to be in the range of $0.20 to $0.21 assuming an estimated non-GAAP weighted average 24.2 million diluted shares outstanding and an estimated tax provision of $1.5 million. The estimated non-GAAP weighted average diluted shares outstanding assume 3.0 million common shares from the conversion of the Series A redeemable convertible preferred stock. The Non-GAAP adjustments are expected to be $1.34 per share. GAAP EPS is expected to be in the range of $(1.14) to $(1.13) assuming an estimated weighted average 20.1 million basic and diluted shares outstanding. Free cash flow is expected to range from $3.0 million to $4.0 million. Capital expenditures are expected to be $6.5 million.

This release includes non-GAAP financial measures and adjustments. For a description of these non-GAAP financial measures and adjustments, please refer to section “Use of Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of Non-GAAP Measures” and “Reconciliation of 2013 Guidance.”

Conference Call Information

Vocus will discuss the financial results and business highlights of the third quarter of 2013 in a conference call at 4:30 p.m. ET, or 1:30 p.m. PT, today. Investors are invited to listen to a live audio webcast of the conference call on the Investor Relations section of the Company’s website at http://investor.shareholder.com/vocs/events.cfm. A replay of the webcast will be available approximately one hour after the conclusion of the call and will remain available for 30 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until October 29, 2013 at 11:59 p.m. ET and can be accessed by dialing (404) 537-3406 or (855) 859-2056 and entering conference number 73933164.

About Vocus, Inc.

Vocus, Inc. is a leading marketing cloud provider that helps businesses reach and influence buyers across social networks, online and through media. Vocus provides an integrated suite that combines social marketing, search marketing, email marketing and publicity into a comprehensive solution to help businesses attract, engage and retain customers. Vocus software is used by more than 120,000 organizations worldwide and is available in seven languages. Vocus is based in Beltsville, MD with offices in North America, Europe and Asia. For further information, please visit www.vocus.com or call (800) 345-5572.

Forward-Looking Statement

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Vocus’ expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, risks associated with acquisitions, including our ability to successfully integrate acquired businesses, risks associated with our foreign operations, interruptions or delays in our service or our web hosting, our business model, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain, and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

Vocus, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands)

	December 31,	September 30,
	2012	2013
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$32,107	$35,932
Short-term investments	662	—
Accounts receivable, net	29,841	20,495
Deferred income taxes	1,478	799
Prepaid expenses and other current assets	2,933	2,484

Total current assets	67,021	59,710
Long-term investments	1,322	—
Property, equipment and software, net	20,068	21,164
Intangible assets, net	26,751	17,687
Goodwill	177,011	177,135
Other assets	641	508

Total assets	$292,814	$276,204

Liabilities, Series A redeemable convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$21,701	$17,316
Notes payable and capital lease obligations	854	151
Deferred revenue	77,098	73,687

Total current liabilities	99,653	91,154
Notes payable and capital lease obligations, net of current portion	751	1,240
Other liabilities	6,786	6,486
Deferred income taxes, net of current portion	5,120	5,068
Deferred revenue, net of current portion	2,235	2,416

Total liabilities	114,545	106,364
Series A redeemable convertible preferred stock	77,490	77,490
Stockholders’ equity:
Common stock	219	219
Additional paid-in capital	215,226	224,951
Treasury stock	(41,909)	(42,301)
Accumulated other comprehensive loss	(426)	(320)
Accumulated deficit	(72,331)	(90,199)

Total stockholders’ equity	100,779	92,350

Total liabilities, Series A redeemable convertible preferred stock and stockholders’ equity	$292,814	$276,204

Vocus, Inc. and Subsidiaries

Consolidated Statements of Operations

(dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2013	2012	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$45,217	$46,615	$123,690	$139,479
Cost of revenues	8,932	9,301	24,946	28,857

Gross profit	36,285	37,314	98,744	110,622
Operating expenses:
Sales and marketing	25,623	27,126	70,468	81,581
Research and development	3,280	2,426	10,239	8,149
General and administrative	8,805	9,168	31,562	31,392
Amortization of intangible assets	2,016	1,928	5,136	5,962

Total operating expenses	39,724	40,648	117,405	127,084
Loss from operations	(3,439)	(3,334)	(18,661)	(16,462)
Other income (expense)	(105)	(136)	(228)	(272)

Loss before provision for income taxes	(3,544)	(3,470)	(18,889)	(16,734)
Provision for income taxes	301	381	970	1,134

Net loss	$(3,845)	$(3,851)	$(19,859)	$(17,868)

Net loss per share:
Basic and diluted	$(0.20)	$(0.19)	$(1.02)	$(0.89)
Weighted average shares outstanding used in computing per share amounts:
Basic and diluted	19,570,459	20,151,494	19,385,318	20,015,284

Vocus, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2013	2012	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(3,845)	$(3,851)	$(19,859)	$(17,868)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,733	4,420	11,634	13,161
Other non-cash charges, net	4,016	3,215	13,828	14,116
Payments of contingent consideration for business acquisition	—	—	(494)	(4,560)
in excess of fair value on acquisition date
Changes in operating assets and liabilities	(668)	(4,147)	6,114	2,621

Net cash provided by (used in) operating activities	4,236	(363)	11,223	7,470
Cash flows from investing activities:
Business acquisition, net of cash acquired	(152)	—	(79,801)	—
Net change in available-for-sale securities	1,029	—	7,308	1,979
Purchases of property, equipment and software, net	(1,294)	(760)	(2,727)	(4,751)
Software development costs	—	(262)	(198)	(478)

Net cash used in investing activities	(417)	(1,022)	(75,418)	(3,250)
Cash flows from financing activities:
Purchases of common stock	(56)	(1)	(3,058)	(458)
Proceeds from exercises of stock options	44	84	59	84
Payments of contingent consideration for business acquisitions	—	—	(3,112)	—
Net proceeds from (payments on) notes payable and capital	(36)	465	(168)	(214)
lease obligations

Net cash provided by (used in) financing activities	(48)	548	(6,279)	(588)
Effect of exchange rate changes on cash and cash equivalents	171	486	160	193
Net increase (decrease) in cash and cash equivalents	3,942	(351)	(70,314)	3,825
Cash and cash equivalents, beginning of period	24,028	36,283	98,284	32,107

Cash and cash equivalents, end of period	$27,970	$35,932	$27,970	$35,932

Use of Non-GAAP Financial Measures

Vocus provides non-GAAP measures for revenue, income from operations, net income, diluted net income per share and free cash flow as supplemental information.

We define non-GAAP revenue as GAAP revenue adjusted for the impact of the fair value adjustment to deferred revenue related to purchase accounting. Management believes the adjustment is useful to investors as a more accurate measure of our ongoing performance from the acquisitions.

We define non-GAAP income from operations as GAAP income from operations including the impact of non-GAAP revenue and excluding stock-based compensation, amortization of acquired intangible assets, fair value adjustments to contingent consideration and acquisition-related expenses.

We define non-GAAP net income as GAAP net income including the impact of non-GAAP revenue and excluding stock-based compensation, amortization of acquired intangible assets, fair value adjustments to contingent consideration including the effect of foreign currencies and acquisition-related expenses.

Stock-based compensation included in our GAAP financial results relates to stock option and restricted stock awards.  Companies record stock-based compensation by applying varying valuation methodologies and subjective assumptions to different types of equity awards.  Amortization of acquired intangible assets included in our GAAP financial results consists of amortization of non-compete agreements, trade names, purchased technology and customer relationships that are not expected to be replaced when fully amortized, as a depreciable tangible asset might.  Amortization expense can vary from period to period due to the timing and size of our acquisitions.  Adjustments to deferred revenue reflect the reductions in the fair value of the acquired company’s deferred revenue due to purchase accounting. Our GAAP financial results include adjustments to the fair value of contingent consideration for acquisition earn-outs as of each reporting date from the fair value recorded on the acquisition date.  Acquisition-related expenses included in our GAAP operating expenses consist of professional fees for legal, accounting and other advisory services, integration related professional services, severance costs and retention payments incurred during the reporting period in connection with our acquired businesses.  Management believes these non-GAAP measures allow management and investors to make meaningful comparisons between our operating results and those of the other companies, as well as provide a consistent comparison of our relative historical financial performance.

We have not presented the tax impact of non-GAAP adjustments in the calculation of non-GAAP net income as a result of the valuation allowance in nearly all of our taxing jurisdictions.  The tax impact of the non-GAAP adjustments would have resulted in an annual effective tax rate of 43% and 43% for the three and nine months ended September 30, 2012 and 2013, respectively, and non-GAAP diluted net income per share of $0.09 and $0.06 for the three months ended September 30, 2012 and 2013, respectively, and $0.18 and $0.13 for the nine months ended September 30, 2012 and 2013, respectively.

We define free cash flow as cash flow from operations less net capital expenditures and capitalized software development costs plus the excess tax benefits from equity awards and payments of contingent consideration for business acquisitions in excess of fair value on acquisition date. Management considers free cash flow to be a liquidity measure which provides useful information to management and investors regarding our ability to generate cash from operations that is available for acquisitions and other investments. Our definition of free cash flow may be different from definitions used by other companies.

Management uses non-GAAP revenue, non-GAAP income from operations, non-GAAP net income and free cash flow to evaluate operating performance, determine incentive compensation and to prepare operating budgets and determine the appropriate levels of capital investments. However, management believes that the use of non-GAAP measures is subject to material limitations since they may not be indicative of ongoing operating results. Management compensates for the limitations in the use of non-GAAP measures by also utilizing GAAP financial measures and by providing investors with a detailed reconciliation between our GAAP and non-GAAP financial results. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in our SEC filings.

Vocus, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures

(dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2013	2012	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of GAAP revenue to non-GAAP revenue:
GAAP revenue	$45,217	$46,615	$123,690	$139,479
Fair value adjustment to deferred revenue	513	—	1,913	44

Non-GAAP revenue	$45,730	$46,615	$125,603	$139,523

Reconciliation of GAAP loss from operations to non-GAAP income from operations:
Loss from operations	$(3,439)	$(3,334)	$(18,661)	$(16,462)
Stock-based compensation	3,481	2,816	10,939	9,449
Amortization of intangible assets	3,129	2,976	7,870	9,107
Fair value adjustment to deferred revenue	513	—	1,913	44
Fair value adjustments to contingent consideration	232	—	696	3,453
Acquisition-related expenses	—	—	4,957	—

Non-GAAP income from operations	$3,916	$2,458	$7,714	$5,591

Reconciliation of GAAP net loss to non-GAAP net income:
Net loss	$(3,845)	$(3,851)	$(19,859)	$(17,868)
Stock-based compensation	3,481	2,816	10,939	9,449
Amortization of intangible assets	3,129	2,976	7,870	9,107
Fair value adjustment to deferred revenue	513	—	1,913	44
Fair value adjustments to contingent consideration including effects of foreign currency	232	—	678	3,453
Acquisition-related expenses	—	—	4,957	—

Non-GAAP net income	$3,510	$1,941	$6,498	$4,185

Non-GAAP diluted net income per share	$0.14	$0.08	$0.28	$0.17
Non-GAAP diluted weighted average shares used in computing per share amounts	24,317,807	24,204,219	23,340,209	24,161,969
Reconciliation of GAAP diluted weighted average shares outstanding to non-GAAP diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	19,570,459	20,151,494	19,385,318	20,015,284
Dilutive effect of outstanding equity securities	4,747,348	4,052,725	3,954,891	4,146,685

Non-GAAP diluted weighted average shares outstanding	24,317,807	24,204,219	23,340,209	24,161,969

Supplemental information of stock-based compensation included in:
Cost of revenues	$343	$296	$1,168	$1,086
Sales and marketing	994	738	3,139	2,473
Research and development	712	409	1,859	1,490
General and administrative	1,432	1,373	4,773	4,400

Total stock-based compensation	$3,481	$2,816	$10,939	$9,449

Reconciliation of cash flow from operations to free cash flow:
Net cash provided by (used in) operating activities	$4,236	$(363)	$11,223	$7,470
Purchases of property, equipment and software, net	(1,294)	(760)	(2,727)	(4,751)
Software development costs	—	(262)	(198)	(478)
Payments of contingent consideration for business acquisition in excess of fair value on acquisition date	—	—	494	4,560

Free cash flow	$2,942	$(1,385)	$8,792	$6,801

Vocus, Inc. and Subsidiaries

Reconciliation of 2013 Guidance

GAAP EPS to Non-GAAP Diluted EPS

	Q4 2013	Full Year 2013
	(unaudited)	(unaudited)
GAAP EPS	$(0.25) to (0.24)	$(1.14) to (1.13)
Effect of non-GAAP adjustments	0.32	1.53
Dilutive effect of outstanding equity securities	(0.04)	(0.19)

Non-GAAP diluted EPS	$0.03 to 0.04	$0.20 to 0.21